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                                                                     EXHIBIT 5.1


                          [PERKINS COIE LLP LETTERHEAD]


                               September 11, 1998



Amazon.com, Inc.
1516 Second Avenue, 4th Floor
Seattle, WA  98101

     RE: REGISTRATION ON FORM S-8 OF SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF AMAZON.COM, INC.

Gentlemen and Ladies:

     We have acted as counsel to Amazon.com, Inc. (the "Company") in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") which is being filed with the Securities and Exchange Commission with respect to up to 411,028 shares of common stock, par value $0.01 per share, of the Company (the "Shares") pursuant to the Securities Act of 1933, as amended (the "Act"). The Shares may be issued pursuant to the Junglee Corp. ("Junglee") 1996 Stock Plan, the Junglee 1998 Equity Incentive Plan, the Sage Enterprises, Inc. ("Sage") 1997 Amended Stock Option Plan and Sage MVP Stock Option Plan (the "Plans").

     We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

     Based on and subject to the foregoing, we are of the opinion that, upon the due execution by the Company and the registration by its registrar of the Shares and the issuance and sale thereof by the Company in accordance with the terms of the respective Plans and the receipt of consideration therefor in accordance with the terms of the respective Plans, the Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                                            Very truly yours,

                                            PERKINS COIE LLP